Exhibit 99.1
CEREPLAST SECURES $5 MILLION IN GROWTH CAPITAL
Horizon Technology Finance Invests in Bioplastics Leader
EL SEGUNDO, Calif.—December 22, 2010—Cereplast, Inc. (NASDAQ: CERP), a leading manufacturer of proprietary bio-based, compostable and sustainable plastics, announced today that it has secured $5 million in growth capital from Horizon Technology Finance Corporation (NASDAQ: HRZN) to support the Company’s exponential growth and expansion. The investment capital will be used for the purchase of additional raw materials and working capital needed to meet rapidly increasing global demand for Cereplast resin.
“We are excited to partner with Horizon Technology Finance who recognizes Cereplast’s value and enormous growth potential as the global market for bioplastics soars,” said Frederic Scheer, Chairman and CEO of Cereplast. “We have reached a critical inflection point as we are now in a position to support aggressive growth and expansion while simultaneously having the ability to handle a critical mass of demand. I am confident that Cereplast will see further accomplishments in the first quarter of 2011 as we continue to forge forward with expanding current contracts and securing new agreements from product distributors and manufacturers across the globe.”
“Horizon Technology Finance is pleased to work collaboratively with Cereplast as we invest in clean-technology, growth companies whose competitive advantage in their market represents a sizeable opportunity,” said Jerry Michaud, President of Horizon Technology Finance Corporation. “Horizon supports Cereplast’s leadership position as it seeks to continue its robust growth in the bioplastics space.”
According to the terms of the loan agreement, Cereplast, Inc. received an initial installment of $2.5 million with an additional $2.5 million to be funded during its 2011 first quarter ending March 31, 2011, pending reaching certain revenue targets for January and February of 2011. Each $2.5 million installment carries a term of 39 months from the date of funding with interest of 12 percent interest.
Merriman Capital, Inc., a wholly-owned subsidiary of Merriman Holdings, Inc. (NASDAQ: MERR) served as the financial advisor for the transaction.
About Cereplast, Inc.
Cereplast, Inc. (NASDAQ: CERP) designs and manufactures proprietary bio-based, sustainable plastics which are used as substitutes for petroleum-based plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions — at a pricing structure that is competitive with petroleum-based plastics. On the cutting-edge of bio-based plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® Resins are ideally suited for single use applications where high bio-based content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables™ Resins combine high bio-based content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com. You may also visit our social networking pages at Facebook.com/Cereplast, Twitter.com/Cereplast and Youtube.com/Cereplastinc.

About Horizon Technology Finance Corporation
Horizon Technology Finance Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company makes secured loans to development-stage companies in the technology, life science, healthcare information and services, and clean-tech industries. The Company is externally managed by its investment advisor, Horizon Technology Finance Management LLC. To learn more about Horizon Technology Finance Corporation contact Chris Mathieu, 860-676-8653 or visit www.horizontechnologyfinancecorp.com.
Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.
Contacts:
Cereplast, Inc.
Nicole Cardi
310-615-1900 x154
ncardi@cereplast.com
or
MKR Group, Inc.
Investor Relations
Charles Messman or Todd Kehrli
323-468-2300
cerp@mkr-group.com
or
Trontz Public Relations
Bari Trontz
212-566-2310
bari@trontzpr.com